UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2008
Date of Report (Date of earliest event reported)

Reed’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32501	95-4348325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

13000 South Spring Street, Los Angeles, California 90061
(Address of principal executive offices)
(Zip Code)

(310) 217-9400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Reed’s, Inc.

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

 Item 1.01 Entry into Material Definitive Agreement

Reed’s Inc., a Delaware corporation (“Reed’s”) entered into a new co-pack production agreement with The Lion Brewery, Inc., a Pennsylvania corporation (“The Lion”) whereby The Lion is brewing, producing, bottling and packaging Reed’s products. The new agreement, effective November 1, 2008 (the “Agreement”) is for a term of three years from the effective date and grants Reed’s the option to extend the contract for an additional one year period. The new Agreement replaces and supersedes Reed’s previous agreement with The Lion dated June 1, 2001.

Under the new Agreement, The Lion, Reed’s main co-pack facility, will continue to brew, produce, bottle and package Reed’s products. The Lion shall brew, produce, bottle and package and Reed’s shall purchase from The Lion all of the “Territory Requirements”. The “Territory Requirements” means all products to be directly sold to Reed’s direct customers at delivery points located in the United States east of the Mississippi River (the “Territory”).

The Lion has the right of first refusal should Reed’s intend to market other soda products or any product in any packaging or configurations not covered by the Agreement in the Territory.

Item 8.01 Other Events

On November 5, 2008, Reed’s issued a press release regarding the re-negotiated Agreement and anticipated results of 500 to 600 basis point improvement in the Company’s gross margin and estimated savings to Reed’s of over $1 million in manufacturing costs in 2009. Further information is set forth in the press release.

The foregoing summary of the press release does not purport to be complete and is qualified in its entirety by reference to the full text of the press release. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document

99.1	Press Release dated November 6, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REED’S, INC.

Dated: November 6, 2008	By:	/s/ Christopher J. Reed
Christopher J. Reed President